Exhibit 10.3(c)

SECOND AMENDMENT TO

LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into this 19th day of December, 2013, by and among OXFORD FINANCE LLC (“Oxford”), a Delaware limited liability company, as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 of the Loan Agreement (as defined below) or otherwise a party thereto from time to time including Oxford in its capacity as Lender, SILICON VALLEY BANK, a California corporation (“SVB”; together with Oxford, each a “Lender” and collectively, the “Lenders”), and RELYPSA, INC., a Delaware corporation (“Borrower”).

RECITALS

A. Collateral Agent, Lenders, Borrower, and RELYPSA 106, LLC, a Delaware limited liability company (“Relypsa 106”) entered into that certain Loan and Security Agreement dated as of January 31, 2013 (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”).

B. Pursuant to the certain First Amendment to Loan and Security Agreement, dated July 26, 2013, by and among Collateral Agent, Lenders, Borrower, and Relypsa 106, Relypsa 106 was released as a “Borrower” under the Loan Agreement and any other Loan Documents, as applicable, and from all of its Obligations under the Loan Documents.

C. The Lenders have extended credit to Borrower for the purposes permitted in the Loan Agreement.

D. Borrower has requested that Bank extend the Second Draw Period and make certain other revisions to the Loan Agreement as more fully set forth herein.

E. Although the Lenders are under no obligation to do so, the Lenders are willing to extend the Second Draw Period and amend certain provisions of the Loan Agreement, all on the terms and conditions set forth in this Agreement, so long as Borrower complies with the terms, covenants and conditions set forth in this Agreement in a timely manner.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Agreement, including its preamble and recitals, shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 of the Loan Agreement are hereby amended by deleting each in its entirety and replacing each with the following:

“Amortization Date” is, with respect to (a) Term A Loan, February 1, 2014 and (b) Term B Loan, August 1, 2014.

“Maturity Date” is, with respect to (a) Term A Loan, July 1, 2016 and (b) Term B Loan, January 1, 2017.

“Second Draw Period” is the period commencing on January 1, 2014 and ending on the earlier of (a) June 30, 2014 or (b) the occurrence of an Event of Default.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2 above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver, release, or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which the Lenders may now have or may have in the future under or in connection with any Loan Document.

3.2 This Agreement shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce the Lenders to enter into this Agreement, Borrower hereby represents and warrants to the Lenders as follows:

4.1 Immediately after giving effect to this Agreement (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Agreement and to perform its obligations under the Loan Agreement, as amended by this Agreement;

4.3 The organizational documents of Borrower delivered to the Lenders on the Effective Date are true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Agreement, have been duly authorized;

4.5 The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Agreement, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Agreement, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7 This Agreement has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Integration. This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

6. Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7. Effectiveness. This Agreement shall be deemed effective upon (a) the due execution and delivery to Collateral Agent and the Lenders of this Agreement by each party hereto and (b) payment of Lenders’ legal fees and expenses in connection with the negotiation and preparation of this Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

BORROWER: RELYPSA, INC.

By:	/s/ Kristine M. Ball
Name: Kristine M. Ball Title: SVP, CFO

COLLATERAL AGENT AND LENDER: OXFORD FINANCE LLC

By:	/s/ Mark Davis
Name: Mark Davis Title: Vice President – Finance, Secretary & Treasurer

LENDERS: OXFORD FINANCE FUNDING I, LLC By: Oxford Finance LLC, as servicer

By:	/s/ Mark Davis
Name: Mark Davis Title: Vice President – Finance, Secretary & Treasurer

SILICON VALLEY BANK

By:	/s/ Jennifer F. Goldstein
Name: Jennifer Friel Goldstein Title: Managing Director

[Signature Page to Second Amendment to Loan and Security Agreement]